EXHIBIT 24

QUANEX BUILDING PRODUCTS CORPORATION
POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Paul Cornett, Angela Bongat, and Scott Zuehlke her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to complete and sign all Form 3s, Form 4s and Form 5s relating to equity securities of Quanex Building Products Corporation and to file the same, with all exhibits thereto or documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and Quanex Building Products Corporation, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed this 4th day of November, 2026.

/s/ Helen Downer
Helen Downer

State of Texas

County of Harris

Before me, Lisa M. Palomo, on this day personally appeared Helen Downer known to me (or proved to me on the oath of or through a United Kingdom of Great Britain and Northern Ireland passport) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 4th day of November, 2026.

/s/ Lisa M. Palomo
Notary Public's Signature
Lisa M. Palomo
My Notary ID # 4882648
Expires August 16, 2030